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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 7, 2005
ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-28167	52-2126573

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

600 Telephone Ave, Anchorage, Alaska	99503

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	907-297-3000

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Table of Contents

Item 7.01 Regulation FD Disclosure
On December 7, 2005, Alaska Communications Systems Group, Inc. (the “Company”) issued a press release regarding the closing of its previously announced sale of 10.0 million shares of ACS’ common stock that were held entirely by affiliates of Fox Paine & Company, LLC, the selling stockholders. A copy of the press release is furnished as Exhibit 99.1 hereto.
Item 8.01 Other Events
On December 7, 2005, the closing occurred of the previously announced sale of 10.0 million shares of ACS’ common stock that were held entirely by affiliates of Fox Paine & Company, LLC, the selling stockholders. The transaction was priced at $10.00 per share, and ACS did not receive any proceeds from the sale of these shares. As previously announced, the selling stockholders granted the underwriter a 30-day option from the pricing date of December 1, 2005 to purchase up to an additional 1.5 million shares to cover over-allotments.
Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description

Exhibit 99.1	Alaska Communications Systems Group, Inc. Press Release dated December 7, 2005
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: December 7, 2005	Alaska Communications Systems Group, Inc.
/s/ David Wilson
David Wilson,
Senior Vice President and Chief Financial Officer